                                                                     Exhibit 3.1

              SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                           TRIAD FINANCIAL CORPORATION

JAMES M. LANDY and HELEN R. KRAUS certify that:

       1. They are the President and Secretary, respectively, of Triad Financial Corporation, a California corporation.

       2. The Articles of Incorporation of Triad Financial Corporation, as amended to the filing date of this certificate, and setting forth an amendment to Article III and Article IV, are amended and restated to read as follows (with the omissions mandated by Corporations Code Section 910(a)):

                                       I

         The name of this corporation is TRIAD FINANCIAL CORPORATION

                                       II

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III

         This corporation is authorized to issue one class of shares designated "Common Stock." The number of shares of Common Stock authorized to be issued is nine thousand sixty-nine (9,069), no par value.

                                       IV

       (a) The liability of directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

       (b) This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with the agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by
Section 317 of the California Corporations Code, subject only to applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

       (c) Any amendment, repeal or modification of any provision of this
Article IV shall not adversely affect any right or protection of an agent of this corporation existing at the time of such amendment, repeal or modification.

       3. The Second Amended and Restated Articles of Incorporation set forth above were approved by a resolution of the Board of Directors dated November 20, 1996.

       4. The Second Amended and Restated Articles of Incorporation set forth above were approved by the required shareholder vote in accordance with Corporations Code Section 902 on November 20, 1996. The corporation has two classes of shares, designated "Common Stock" and "Class B Common Stock" entitled to vote with respect to the Second Amended and Restated Articles of Incorporation. The total number of outstanding shares of Common Stock entitled to vote with respect to the Second Amended and Restated Articles of Incorporation was four thousand (4,000). The number of shares of Common Stock voting in favor of the Second Amended and Restated Articles of Incorporation was four thousand (4,000), which exceeded the vote required by the Common Stock. The total number of outstanding shares of Class B Common Stock entitled to vote with respect to the Second Amended and Restated Articles of Incorporation was one thousand (1,000). The number of shares of Class B Common Stock voting in favor of the Second Amended and Restated Articles of Incorporation was one thousand (1,000), which exceeded the vote required by the Class B Common Stock. The percentage vote required of the Common Stock entitled to vote was 50.1%.

                                                       /s/  James M. Landy
                                                     ---------------------------
                                                     James M. Landy, President

                                                       /s/  Helen R. Kraus
                                                     ---------------------------
                                                     Helen R. Kraus, Secretary

         Each of the undersigned declares under penalty of perjury that the matters set forth in this certificate are true and correct of his or her own knowledge, and that this declaration was executed on November 20, 1996, at Los Angeles, California.

                                                       /s/  James M. Landy
                                                     ---------------------------
                                                     James M. Landy

                                                      /s/  Helen R. Kraus
                                                     ---------------------------
                                                     Helen R. Kraus

                                       2